UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

DOORDASH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 2nd Street, South Tower, 8th Floor

San Francisco, California 94107

(Address of principal executive offices) (Zip code)

(650) 487-3970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2024 (the “Effective Date”), DoorDash, Inc., a Delaware corporation (the “Company”), entered into an Amendment Agreement (the “Amendment Agreement”) pursuant to which its existing Revolving Credit and Guaranty Agreement, dated as of November 19, 2019, as amended and restated as of August 7, 2020 (as further amended as of October 31, 2022, the “Existing Credit Agreement”), by and among the Company, the guarantors from time to time party thereto, the issuing banks from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, was amended and restated in its entirety (the Existing Credit Agreement as so amended and restated, the “Restated Credit Agreement”). The Restated Credit Agreement increases the unsecured revolving loan facility (the “Revolving Loans”) from up to $400.0 million aggregate principal amount to an aggregate principal amount of up to $800.0 million, with an increase to the letter of credit sublimit from $200.0 million to $600.0 million. As of April 26, 2024, there were no Revolving Loans and $111.4 million in aggregate face amount of letters of credit outstanding under the Restated Credit Agreement. The proceeds of Revolving Loans made under the Restated Credit Agreement may be used for working capital and general corporate purposes.

The Revolving Loans continue to bear interest, at the Company’s option, at a per annum rate equal to the base rate plus a spread of 0% or an adjusted term SOFR rate (based on one, three or six-month interest periods) plus a spread of 1%. The base rate means a rate per annum equal to the highest of the prime rate, the federal funds rate plus a margin equal to 0.50% and the adjusted term SOFR rate for a 1-month interest period plus a margin equal to 1.00%. Interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted term SOFR rate. The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees, commitment fees and letter of credit fees for a credit facility of this size and type.

The Company may borrow, repay and reborrow Revolving Loans until April 26, 2029, at which time the commitments will terminate and all outstanding Revolving Loans, together with all accrued and unpaid interest, must be repaid. Amounts not borrowed under the Restated Credit Agreement will be subject to a commitment fee of 0.10% per annum, payable in arrears on the 15th day following the last day of each fiscal quarter. The Company may prepay the revolving loans and terminate the revolving loan commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions, including minimum amounts and reimbursement of certain costs in the case of prepayments of adjusted term SOFR loans.

The Restated Credit Agreement also permits the Company to increase the revolving loan commitments or add one or more new revolving credit commitments under the Restated Credit Agreement from time to time, so long as the aggregate amount of such increases or additional commitments does not exceed $2.0 billion, subject, in each case, to the receipt of additional commitments from existing and/or new lenders and pro forma compliance with the financial covenants set forth in the Restated Credit Agreement.

The Company’s obligations under the Restated Credit Agreement are guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Restated Credit Agreement.

The Restated Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, merge or consolidate, dispose of substantially all assets of the Company and its subsidiaries, taken as a whole, pay dividends or make distributions, repurchase stock, enter into restrictive agreements, enter into certain transactions with affiliates and make investments, in each case subject to customary exceptions for a credit facility of this size and type. The Restated Credit Agreement also requires the Company to maintain compliance with a maximum senior net leverage ratio, measured quarterly, determined in accordance with the terms of the Restated Credit Agreement.

The Restated Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Restated Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Restated Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts.

Certain of the lenders under the Restated Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement, dated as of April 26, 2024, by and among DoorDash, Inc., the guarantors party thereto, the lenders party thereto, the issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024	/s/ Tony Xu
Tony Xu
Chief Executive Officer